                                                                   EXHIBIT 99.1

 NEWS RELEASE    NEWS RELEASE    NEWS RELEASE    NEWS RELEASE    NEWS RELEASE


[AMERICAN EXPRESS LOGO]


CONTACTS:      Media:      Joanna Lambert                Michael O'Neill
                           212-640-9668                  212-640-5951
                           joanna.g.lambert@aexp.com     mike.o'neill@aexp.com

  Investors/Analysts:      Alex Hopwood                  Ron Stovall
                           212-640-5495                  212-640-5574
                           alex.w.hopwood@aexp.com       ronald.stovall@aexp.com

FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------

      AMERICAN EXPRESS ANNOUNCES REENGINEERING PLAN TO
             GENERATE $800 MILLION COST BENEFIT

NEW YORK, Monday, May 18, 2009 -- American Express announced today a new companywide reengineering initiative expected to produce cost benefits of approximately $800 million during the remainder of 2009. The reengineering plan includes: a reduction of staffing levels, scaled back investment spending, and further cutbacks in operating costs. Elements of the program include:

   o A restructuring charge of approximately $180 to $250 million pre-tax ($117 to $163 million after-tax) in the second quarter. The charge is primarily associated with severance and other costs related to the elimination of approximately 4,000 jobs or about 6 percent of the company's current worldwide workforce. The reductions will occur across business units, markets and staff groups. The total benefit from these staffing decisions is expected to be approximately $175 million.

   o Reduced investment spending on marketing and business development. The anticipated cost benefit is approximately $500 million. Despite these cutbacks, the company plans to make substantial investments in selective growth opportunities, business building initiatives and customer service support.

   o A further reduction in operating costs by cutting expenses for consulting and other professional services, travel, and general overhead. These steps are expected to realize benefits of approximately $125 million.

The benefits detailed above represents a reduction from previously planned 2009 spending levels and are in addition to the $1.8 billion benefits tied to the reengineering plan announced in October 2008.

"While we have remained solidly profitable at a time when some parts of the card industry were incurring substantial losses, we continue to be very cautious about the economic outlook and are therefore moving forward with additional reengineering efforts to help further reduce our operating costs," said Kenneth I. Chenault, chairman and chief executive officer. "We believe these efforts will put us in a better position to remain profitable and free up some additional resources that will be reinvested in the business to make sure we can take competitive advantage of opportunities as the economy begins to rebound."

American Express first announced its plan to embark on an additional companywide reengineering initiative last month in conjunction with the release of first quarter results.

American Express Company is a leading global payments and travel company founded in 1850. For more information, visit
WWW.AMERICANEXPRESS.COM.

                             ***

THIS REPORT INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. FORWARD-LOOKING STATEMENTS CONTAIN WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY" AND SIMILAR EXPRESSIONS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING:
THE COMPANY'S ABILITY TO GENERATE EARNINGS AND CONTINUE TO STAY PROFITABLE, WHICH WILL DEPEND IN PART ON CARDMEMBER SPENDING AND CREDIT PERFORMANCE, THE SUCCESS OF THE COMPANY'S REENGINEERING INITIATIVES AND THE SEVERITY OF THE ECONOMIC ENVIRONMENT; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT (INCLUDING COSTS, COST SAVINGS, AND OTHER BENEFITS, INCLUDING INCREASED REVENUES), AND BENEFICIAL EFFECT ON THE COMPANY'S OPERATING EXPENSE TO REVENUE RATIO, BOTH IN THE SHORT-TERM (INCLUDING DURING THE REMAINDER OF 2009) AND OVER TIME, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR (INCLUDING, AMONG OTHERS, CONSULTING AND OTHER PROFESSIONAL SERVICES), PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER-COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS AND TRAVEL AND OTHER GENERAL OPERATING COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; AND THE COMPANY'S ABILITY TO REINVEST THE BENEFITS ARISING FROM SUCH REENGINEERING ACTIONS IN ITS BUSINESSES; AND THE ACTUAL AMOUNT TO BE SPENT BY THE COMPANY ON MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES BASED ON MANAGEMENT'S ASSESSMENT OF COMPETITIVE OPPORTUNITIES AND OTHER FACTORS AFFECTING ITS JUDGMENT. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, ITS QUARTERLY REPORT ON FORM 10-Q FOR THE THREE MONTHS ENDED MARCH 31, 2009, AND THE COMPANY'S OTHER REPORTS FILED WITH THE SEC.

                            -2-